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                                                                     EXHIBIT 4.3

                  TD WATERHOUSE INVESTOR SERVICES (CANADA) INC.
                            EXCHANGEABLE SHARE TERMS


                  The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares are as follows:


                                    ARTICLE 1

                                 INTERPRETATION

1.1      DEFINITIONS

         In these Exchangeable Share Provisions, unless something in the subject matter or context is inconsistent therewith:

         "Automatic Exchange Right" has the meaning set out in Section 5.3(2).

         "Bank" means The Toronto-Dominion Bank.

         "Board of Directors" means the board of directors of the Corporation.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are not open for business in either or both of New York City and Toronto.

         "Canadian Dollar Equivalent" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the official noon spot exchange rate on such date for such foreign currency as reported by the Bank of Canada or, in the event that such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors to be appropriate for such purpose.

         "Common Shares" means the Common Shares of the Corporation.

         "Corporation" means TD Waterhouse Investor Services (Canada) Inc., a corporation incorporated under the OBCA.

         "Current Market Price" means, in respect of a share of TD Waterhouse Common Stock on any date, the Canadian Dollar Equivalent of the average closing sale price of a share of TD Waterhouse Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on the NYSE or, if the shares of TD Waterhouse Common Stock are not then listed on the NYSE, on such other stock exchange or automated quotation

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system on which the shares of TD Waterhouse Common Stock are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose: provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of shares of TD Waterhouse Common Stock during such period is inadequate to create a market that reflects the fair market value of a share of TD Waterhouse Common Stock then the Current Market Price of a share of TD Waterhouse Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate. and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

         "Dividend Amount" means, at any time, an amount equal to the full amount of all dividends and distributions then declared and unpaid on each Exchangeable Share and all dividends and distributions then declared on a share of TD Waterhouse Common Stock that have not been declared on each Exchangeable Share in accordance with Section 3.1, in each case, with a record date prior to the effective date of the event giving rise to the requirement under these Exchangeable Share Provisions to pay the Dividend Amount.

         "Exchange Agreement" means the Support and Exchange Agreement dated   ,
1999 between the Corporation, WISI, TD Waterhouse, TDSI and the Bank;

         "Exchangeable Share Provisions" means the rights, privileges, restrictions and attaching to the Exchangeable Shares as set out in these Articles of Amendment.

         "Exchangeable Shares" mean the Exchangeable Shares of the Corporation to which are attached the Exchangeable Share Provisions.

         "Liquidation Amount" has the meaning set out in Section 5.1(1).

         "Liquidation Call Purchase Price" has the meaning set out in
Section 5.2(1).

         "Liquidation Call Right" has the meaning set out in Section 5.2(l).

         "Liquidation Date" has the meaning set out in Section 5.1(l).

         "NYSE" means The New York Stock Exchange.

         "OBCA" means the Business Corporations Act (Ontario), as amended.

         "Officer's Certificate" means, with respect to WISI, TD Waterhouse or the Corporation, as the case may be, a certificate signed by any one of the Chairman of the Board, Deputy Chairman, a Vice Chairman, the President, any Vice President or any other senior officer of WISI, TD Waterhouse or the Corporation, as the case may be.


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         "Retracted Shares" has the meaning set out in Section 6.1(1).

         "Retraction Call Purchase Price" has the meaning set out in
Section 6.2(l).

         "Retraction Call Right" has the meaning set out in Section 6.2(l).

         "Retraction Date" has the meaning set out in Section 6.1(1).

         "Retraction Price" has the meaning set out in Section 6.1(1).

         "Retraction Request" has the meaning set out in Section 6.1(1).

         "Subsidiary" means, when used with reference to any corporation, any corporation of which that corporation, one or more other Subsidiaries of that corporation, or that corporation and one or more of its other Subsidiaries own, directly or indirectly, outstanding stock carrying more than 50% of the votes attaching to all outstanding stock of such corporation.

         "TD Waterhouse" means TD Waterhouse Group, Inc., a corporation existing under the laws of the State of Delaware, and any successor corporation.

         "TD Waterhouse Common Stock" means the shares of Common Stock of TD Waterhouse having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not TD Waterhouse shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting such shares.

         "TD Waterhouse Dividend Declaration Date" means the date on which the board of directors of TD Waterhouse declares any dividend on the shares of TD Waterhouse Common Stock.

         "TD Waterhouse Sub" means TD Waterhouse Sub Limited, a wholly-owned Subsidiary of TD Waterhouse incorporated under the laws of Canada.

         "Transfer Agent" means ChaseMellon Shareholder Services L.L.C., or such other person as may from time to time be the registrar and transfer agent for the shares of TD Waterhouse Common Stock.

         "WISI" means Waterhouse Investor Services, Inc., a corporation existing under the laws of the State of Delaware, and any successor corporation.

         "WISI Call Notice" has the meaning set out in Section 6.2(2).



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         "WISI Common Stock" means the shares of Common Stock of WISI having voting rights of one vote per share, and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not WISI shall be the issuer of such securities) or any other consideration which may be received by the holders of such shares pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction affecting such shares.

         "WISI Liquidation Event" has the meaning set out in Section 5.3(1).

         "WISI Liquidation Event Effective Date" has the meaning set out in
Section 5.3(3).

1.2      SECTIONS AND HEADINGS

         The division of these Exchangeable Share Provisions into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of these Exchangeable Share Provisions. Unless otherwise indicated, any reference in these Exchangeable Share Provisions to an article or section refers to the specified article or section of these Exchangeable Share Provisions.

1.3      NUMBER, GENDER AND PERSONS

         In these Exchangeable Share Provisions, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4      PAYMENTS

         All payments to be made hereunder shall be made without interest and less any tax required by Canadian law to be deducted and withheld.

1.5      CURRENCY

         In these Exchangeable Share Provisions, unless stated otherwise, all dollar amounts are in Canadian dollars.



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                                    ARTICLE 2

                         RANKING OF EXCHANGEABLE SHARES

2.1      RANKING

         The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends as and to the extent provided in
Article 3 and with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs as and to the extent provided in Article 5.


                                    ARTICLE 3

                                    DIVIDENDS

3.1      DIVIDENDS

         A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each TD Waterhouse Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend or distribution declared on the shares of TD Waterhouse Common Stock, in an amount in cash for each Exchangeable Share as is equal to the Canadian Dollar Equivalent on the TD Waterhouse Dividend Declaration Date of the cash dividend or distribution declared on each share of TD Waterhouse Common Stock, (b) in the case of a stock dividend or distribution declared on the shares of TD Waterhouse Common Stock to be paid in shares of TD Waterhouse Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of TD Waterhouse Common Stock to be paid on each share of TD Waterhouse Common Stock, (c) in the case of a dividend or distribution declared on the shares of TD Waterhouse Common Stock to be paid in property other than cash or securities of TD Waterhouse in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.7(4) of the Exchange Agreement) the type and amount of property declared as a dividend or distribution on each share of TD Waterhouse Common Stock, or (d) in the case of a dividend or distribution declared on the shares of TD Waterhouse Common Stock to be paid in securities of TD Waterhouse other than shares of TD Waterhouse Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.7(4) of the Exchange Agreement) the type and amount of property declared as a dividend or distribution on each share of TD Waterhouse Common Stock. Such dividends shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation.



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3.2      PAYMENT OF DIVIDENDS

         Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or other distribution of Exchangeable Shares contemplated by Section 3.l (b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution of Exchangeable Shares represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend or distribution was payable.

3.3      RECORD AND PAYMENT DATES

         The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 3.1 hereof shall be the same as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the shares of TD Waterhouse Common Stock.

3.4      PARTIAL PAYMENT

         If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 3.1 hereof the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient money or other assets properly applicable to the payment of such dividends or distributions.

3.5      NO FURTHER ENTITLEMENT

         Except is provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.




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                                    ARTICLE 4

                              CERTAIN RESTRICTIONS

4.1      CERTAIN RESTRICTIONS

         (1) Except as provided in Section 4.1(2), so long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 8.2 hereof:

                  (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

                  (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

                  (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

                  (d) issue any shares other than (i) Exchangeable Shares, (ii) Common Shares, and (iii) any other shares not ranking superior to the Exchangeable Shares.

         (2) The restrictions in Sections 4.l(l)(a), 4.1(1)(b) and 4.l(l)(c) shall not apply if all dividends and distributions on the outstanding Exchangeable Shares corresponding to dividends and distributions declared to date on the TD Waterhouse Common Stock shall have been declared on the Exchangeable Shares and paid in full and the Corporation shall have sufficient assets, funds and other property available to enable the due and punctual payment (i) in accordance with applicable law of such dividends in accordance with these Exchangeable Share Provisions and (ii) in accordance with the provisions of Article 5 hereof of the Liquidation Amount for each Exchangeable Share in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.





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                                    ARTICLE 5

                                   LIQUIDATION

5.1      PARTICIPATION UPON LIQUIDATION OR WINDING UP OF THE CORPORATION

         (1) Subject to applicable law and the due exercise by WISI of a Liquidation Call Right, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date of such liquidation, dissolution or winding up or other distribution (the "Liquidation Date"), before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (a) the Current Market Price of a share of TD Waterhouse Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder that number of shares of WISI Common Stock having an equivalent value, plus (b) the Dividend Amount, if any (collectively, the "Liquidation Amount").

         (2) In the case of a distribution on Exchangeable Shares under this
Section 5.1, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Corporation may reasonably require, at the registered office of the Corporation or at such other location as may be specified by the Corporation by notice to the holder of the Exchangeable Shares. Payment of the aggregate Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at such other location as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the aggregate number of shares of WISI Common Stock deliverable by the Corporation to such holder (which shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Liquidation Amount payable to such holder, without interest. On or before the Liquidation Date, the Corporation shall deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon such deposit being made, the rights of the holders of Exchangeable Shares as such shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Share so deposited against presentation and surrender of the said certificates held by them, respectively,


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in accordance with the foregoing provisions and any interest allowed on such deposit shall belong to the Corporation. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the shares of WISI Common Stock delivered to them.

         (3) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount pursuant to this
Section 5.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

5.2      LIQUIDATION CALL RIGHTS

         (1) Subject to the limitations set forth in Section 5.2(2), WISI shall have the overriding right (a "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof, to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (other than WISI, TD Waterhouse and TD Waterhouse Sub) all but not less than all of the Exchangeable Shares held by each such holder on payment by WISI of an amount per share equal to (a) the Current Market Price of a share of TD Waterhouse Common Stock on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder that number of shares of WISI Common Stock having an equivalent value, plus (b) the Dividend Amount, if any (collectively, the "Liquidation Call Purchase Price"). In the event of the exercise of a Liquidation Call Right, each holder of Exchangeable Shares (other than WISI, TD Waterhouse and TD Waterhouse Sub) shall be obligated to sell all the Exchangeable Shares held by such holder to WISI, on the Liquidation Date on payment by WISI to the holder of the Liquidation Call Purchase Price for each such share.

         (2) In order to exercise its Liquidation Call Right, WISI must notify in writing the Transfer Agent, as agent for the holders of Exchangeable Shares and the Corporation of its intention to exercise such right at least 10 Business Days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation. The Corporation will notify the holders of Exchangeable Shares as to whether or not a Liquidation Call Right has been exercised forthwith after the expiry of the date by which the same may be exercised. If WISI duly exercises its Liquidation Call Right in accordance with this Section 5.2, all obligations of the Corporation under Section 5.1 shall terminate and on the Liquidation Date WISI will purchase and the holders of Exchangeable Shares (other than WISI, TD Waterhouse and TD Waterhouse Sub) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

         (3) For the purposes of completing a purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, WISI shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the total number of shares of WISI

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Common Stock deliverable by WISI (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price and a cheque in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price and any interest allowed on such deposit shall belong to WISI. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than WISI, TD Waterhouse and TD Waterhouse Sub) will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by WISI, upon presentation and surrender by the holder of Exchangeable Shares of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of WISI Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of WISI shall deliver to such holder, a certificate representing the shares of WISI Common Stock to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Liquidation Call Purchase Price. If WISI does not exercise its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of Exchangeable Shares shall be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by the Corporation in connection with the liquidation, dissolution or winding up of the Corporation pursuant to Section 5.1 hereof.

5.3      AUTOMATIC EXCHANGE ON LIQUIDATION OF TD WATERHOUSE OR WISI

         (1) WISI shall give the Corporation written notice of each of the following events (each a "WISI Liquidation Event") at the time set forth below:

                  (a) in the event of any determination by the board of directors of TD Waterhouse to institute voluntary liquidation, dissolution or winding up proceedings with respect to TD Waterhouse or to effect any other distribution of assets of TD Waterhouse among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution;

                  (b) immediately, upon the earlier of (i) receipt by TD Waterhouse of notice of and (ii) TD Waterhouse otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of WISI or to effect any other distribution of assets of TD Waterhouse among its shareholders for the purpose of winding up its affairs;



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                   (c) in the event of a determination by the board of directors of WISI to institute voluntary liquidation, dissolution or winding up proceedings with respect to WISI or to effect any other distribution of assets of WISI among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding up or other distribution; and

                  (d) immediately, upon the earlier of (i) receipt by WISI of notice of and (ii) WISI otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding up of WISI or to effect any other distribution of assets of WISI among its shareholders for the purpose of winding up its affairs.

         (2) Immediately following receipt by the Corporation from WISI of notice of any WISI Liquidation Event contemplated by Section 5.3(1), the Corporation will give notice thereof to the holders of Exchangeable Shares. Such notice shall include a brief description of the automatic exchange of Exchangeable Shares for shares of WISI Common Stock provided for in Section 5.3(4) below (the "Automatic Exchange Right").

         (3) On the fifth Business Day prior to the effective date (the "WISI Liquidation Event Effective Date") of a WISI Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by WISI, TD Waterhouse or TD Waterhouse Sub) shall be automatically exchanged for shares of WISI Common Stock. To effect such automatic exchange, WISI shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the WISI Liquidation Event Effective Date and held by a holder of Exchangeable Shares (other than WISI, TD Waterhouse or TD Waterhouse Sub), and each such holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a share of TD Waterhouse Common Stock on the fifth Business Day prior to the WISI Liquidation Event Effective Date, which shall be satisfied in full by WISI delivering to such holder that number of shares of WISI Common Stock having an equivalent value, plus (b) the Dividend Amount, if any.

         (4) On the fifth Business Day prior to the WISI Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for WISI Common Stock shall be deemed to have occurred, and each holder of Exchangeable Shares (other than WISI, TD Waterhouse and TD Waterhouse Sub) shall be deemed to have transferred to WISI all of such holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and WISI shall deliver or cause to be delivered to the Transfer Agent, for delivery to such holders, the certificates for the number of shares of WISI Common Stock deliverable upon the automatic exchange of Exchangeable Shares for WISI Common Stock (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to WISI.


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Concurrently with each such holder ceasing to be a holder of Exchangeable
Shares, such holder shall be considered and deemed for all purposes to be the holder of the shares of WISI Common Stock delivered to it, or to the Transfer Agent on its behalf, pursuant to the automatic exchange of Exchangeable Shares for shares of WISI Common Stock and the certificates held by such holder previously representing the Exchangeable Shares exchanged by such holder with WISI pursuant to such automatic exchange shall thereafter be deemed to represent the shares of WISI Common Stock delivered to such holder by WISI pursuant to such automatic exchange. Upon the request of any such former holder of Exchangeable Shares and the surrender by such holder of Exchangeable Share certificates deemed to represent shares of WISI Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as WISI may reasonably require, the Transfer Agent shall deliver or cause to be delivered to such holder certificates representing the shares of WISI Common Stock of which such holder is the holder and a cheque in payment of the remaining portion, if any, of the purchase price.


                                    ARTICLE 6

                         RETRACTION AT OPTION OF HOLDER

6.1      RETRACTION AT OPTION OF HOLDER

         (1) Subject to applicable law and the due exercise by WISI of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Corporation to redeem on the fifth Business Day after the date on which the Retraction Request is received by the Corporation (the "Retraction Date"), any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a share of TD Waterhouse Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder that number of shares of WISI Common Stock having an equivalent value, plus (b) the Dividend Amount, if any (collectively, the "Retraction Price"). The holder must give notice of a requirement to redeem by presenting and surrendering at the registered office of the Corporation or at such other location as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate representing the Exchangeable Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Corporation may reasonably require, together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate (the "Retracted Shares") redeemed by the Corporation.

         (2) In the case of a redemption of Exchangeable Shares under this
Section 6.1, upon receipt by the Corporation in the manner specified in Section 6.1(1) hereof of a certificate

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representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.1(5), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Corporation shall deliver or cause to be delivered to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any other location as may be specified by the Corporation by notice to the holders of Exchangeable Shares a certificate representing the number of shares of WISI Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Price and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Retraction Price to which such holder is entitled and such delivery of such certificate and cheque by or on behalf of the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such share certificates and, unless such cheque is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

         (3) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of the shares of WISI Common Stock delivered to such holder.

         (4) Notwithstanding any other provision of this Section 6.1, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and WISI shall not have exercised its Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law and more than one holder has delivered a Retraction Request, the Corporation shall redeem Retracted Shares in accordance with Section 6.1(2) on a pro rata basis and shall issue to each such holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to
Section 6.1(2) hereof. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, if the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5) and WISI shall not have exercised its Retraction Call Right in respect of any such Retracted Shares, WISI shall be deemed to have exercised the Retraction Call Right, pursuant to a WISI Call Notice, with respect to those Retracted Shares that the Corporation is unable to redeem and WISI shall be deemed to have delivered a WISI Call Notice to the Corporation on the same day that the Holder receives written notice of the Corporation's inability to redeem all such Retracted Shares and, as a consequence, WISI will be required to purchase the Retracted Shares that the Corporation is unable to redeem at the Retraction Price in the manner provided in Section 6.2 hereof.

         (5) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void.

6.2      RETRACTION CALL RIGHTS

         (1) In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 6.1 and subject to the limitations set forth in Section 6.2(2), WISI shall have the overriding right (a "Retraction Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 6.1 hereof, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by WISI of an amount per share equal to (a) the Current Market Price of a share of TD Waterhouse Common Stock on the last Business Day prior to the Retraction Date, which shall be satisfied in full by WISI causing to be delivered to such holder that number of shares of WISI Common Stock having an equivalent value, plus (b) the Dividend Amount, if any (the "Retraction Call Purchase Price"). In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to WISI on the Retraction Date on payment by WISI of an amount per share equal to the Retraction Call Purchase Price for each such share.

         (2) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify WISI thereof. In order to exercise its Retraction Call Right, WISI must notify the Corporation in writing of its determination to do so (a "WISI Call Notice") within two

Business Days of notification to WISI by the Corporation of the receipt by the Corporation of the Retraction Request. If WISI does not so notify the Corporation within such two Business Day period, the Corporation shall notify the holder as soon as possible thereafter as to the exercise of a Retraction Call Right. If WISI delivers a WISI Call Notice within such two Business Day period and duly exercises its Retraction Call Right in accordance with this
Section 6.2, the obligation of the Corporation to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.1(5), WISI shall purchase from such holder and such holder shall sell to WISI on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price. Provided that the aggregate Retraction Call Purchase Price has been so deposited with the Transfer Agent as provided in Section 6.2(3), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that WISI does not deliver a WISI Call Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.1(5), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in Section 6.1.

         (3) For the purpose of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, WISI shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, a certificate representing the number of shares of WISI Common Stock to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of WISI payable at par and in Canadian dollars at any branch of the bankers of WISI or of the Corporation in Canada in payment of the remaining portion, if any, of such aggregate Retraction Call Purchase Price and such delivery of such certificate and cheque on behalf of WISI by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation.

         (4) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Call Purchase Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate

Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by WISI shall thereafter be considered and deemed for all purposes to be a holder of the shares of WISI Common Stock delivered to such holder.


6.3      FRACTIONAL SHARES

         Fractional shares of WISI Common Stock will not be issued, in any circumstance, to a holder of Exchangeable Shares and, in lieu thereof, such holder will be paid by cheque an amount equivalent to the value of any such fractional share of WISI Common Stock.



                                    ARTICLE 7

                                  VOTING RIGHTS

7.1      VOTING RIGHTS

         Except as required by applicable law and the provisions of Sections 8.1, 9.1 and 10.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.



                                    ARTICLE 8

                             AMENDMENT AND APPROVAL

8.1      AMENDMENT AND APPROVAL

         The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

8.2      IDEM

         Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that such approval may also be evidenced by a resolution in writing signed by holders of 100% of the outstanding Exchangeable Shares. If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.



                                    ARTICLE 9

                            RECIPROCAL CHANGES, ETC.

                    IN RESPECT OF TD WATERHOUSE COMMON STOCK

9.1      RECIPROCAL CHANGES

         (1) Each holder of an Exchangeable Share acknowledges that the Exchange Agreement provides, in part, that TD Waterhouse will not, except as provided in the Exchange Agreement, without the prior approval of the Corporation and WISI and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 8.2 hereof:

                  (a) issue or distribute shares of TD Waterhouse Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire TD Waterhouse Common Stock) to the holders of all or substantially all of the then outstanding shares of TD Waterhouse Common Stock by way of stock dividend or other distribution, other than an issue of shares of TD Waterhouse Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire TD Waterhouse Common Stock) to holders of shares of TD Waterhouse Common Stock who exercise an option to receive dividends in shares of TD Waterhouse Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of TD Waterhouse Common Stock) in lieu of receiving cash dividends;

                  (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of TD Waterhouse Common Stock entitling them to subscribe for or to purchase shares of TD Waterhouse Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire TD Waterhouse Common Stock); or

                  (c) issue or distribute to the holders of all or substantially all of the then outstanding shares of TD Waterhouse Common Stock (i) shares or securities of TD Waterhouse of any class other than TD Waterhouse Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of TD Waterhouse Common Stock), (ii) rights, options or warrants other than those referred to in Section 9.l(1)(b) above, (iii) evidences of indebtedness of TD Waterhouse or (iv) assets of TD Waterhouse;

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

         (2) Each holder of an Exchangeable Share acknowledges that the Exchange Agreement further provides, in part, that TD Waterhouse will not, except as provided in the Exchange Agreement, without the prior approval of the Corporation and WISI and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 8.2 of these share provisions:

                  (a) subdivide, redivide or change the then outstanding shares of TD Waterhouse Common Stock into a greater number of shares of TD Waterhouse Common Stock; or

                  (b) reduce, combine or consolidate or change the then outstanding shares of TD Waterhouse Common Stock into a lesser number of shares of TD Waterhouse Common Stock; or

                  (c) reclassify or otherwise change the shares of TD Waterhouse Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the TD Waterhouse Common Stock;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

         The Exchange Agreement further provides, in part, that the aforesaid provisions of the Exchange Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 8.2 hereof.


                                   ARTICLE 10

                                     NOTICES

10.1 NOTICES

         Subject to applicable law, any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage paid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

10.2     PRESENTATION AND SURRENDER

         Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding up of the Corporation or the retraction of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

10.3     IDEM

         Subject to applicable law, any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares, or any defect in such notice, shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

                                   SCHEDULE A


                              NOTICE OF RETRACTION

To: Waterhouse Investor Services, Inc. and TD Waterhouse Investor Services
    (Canada) Inc.

         This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of TD Waterhouse Investor Services (Canada) Inc. All capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

         The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem on the Retraction Date (being the fifth Business Day after the date upon which this notice is received by the Corporation) in accordance with Article 6 of the Share Provisions:

         all share(s) represented by this certificate; or

         __________________ share(s) only.

         The undersigned acknowledges the Retraction Call Right of WISI to purchase all but not less than all the Retracted Shares from the undersigned and that this notice, in addition to being a notice to have the Corporation redeem the Retracted Shares, shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to WISI in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in Section 6.2 of the Share Provisions. If WISI determines not to exercise its Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to WISI, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

         The undersigned acknowledges that if, as a result of solvency requirements or other provisions of applicable law, the Corporation is unable to redeem all Retracted Shares WISI will be deemed, pursuant to Section 6.1(4) of the Share Provisions, to have exercised the Retraction Call Right so as to require WISI to purchase the unredeemed Retracted Shares on the terms and conditions set out in Sections 6.1(4) and 6.2 of the Share Provisions.

         The undersigned hereby represents and warrants to the Corporation, and WISI that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or WISI as the case may be, free and clear of all liens, claims, encumbrances, security interests and adverse claims.



____________        ____________________________
(Date)               (Signature of Shareholder)

Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the registered office of the Corporation in Toronto, failing which the securities and any cheque will be mailed to the last address of the shareholder as it appears on the register.

          +-+
          +-+  Hold for pick up.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Corporation may require must be deposited with the Corporation at its registered office. The securities and any cheque resulting from the retraction or purchase of the Retracted Shares will be issued and registered and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed and all exigible transfer taxes are paid.

                                                  Date _________________________


___________________________________________
Name of Person in Whose Name Securities and
Cheque Are To Be Registered, Issued or
Delivered (please print)



___________________________________________     ________________________________
Street Address or P.O. Box                        Signature of Registered Holder



___________________________________________     ________________________________
City - Province                                          Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the shares(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.